UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  June 29, 2017
DLH Holdings Corp.
(Exact name of registrant as specified in its charter)
COMMISSION FILE NUMBER:  0-18492

New Jersey	22-1899798
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3565 Piedmont Road, NE
Atlanta, GA 30305
(Address and zip code of principal executive offices)
(866) 952-1647
(Registrant's telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:
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         ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 29, 2017, DLH Holdings Corp. (“DLH” or the “Company”) entered into a new employment agreement with Kathryn M. JohnBull, its Chief Financial Officer and Treasurer. The new employment agreement with Ms. JohnBull is effective as of June 25, 2017 and will expire September 30, 2020. The following is a summary of the terms of the new employment agreement with Ms. JohnBull, which summary is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Ms. JohnBull will continue to serve as the Chief Financial Officer and Treasurer of DLH Holdings Corp. Under the employment agreement, she will receive a base salary at the initial rate of $318,750 per annum and be eligible to receive an annual bonus of up to 70% of base salary for each fiscal year of employment based on performance targets and other key objectives established by the Management Resources and Compensation Committee of the board of directors (the “Committee”). During the term of the agreement, she shall also be eligible to receive equity or performance awards pursuant to any long-term incentive compensation plan adopted by the Committee or the board of directors.

In the event of the termination of Ms. JohnBull’s employment by us without “cause” or by her for “good reason”, as such terms are defined in the employment agreement, she would be entitled to: (a) a severance payment of 12 months of her base salary; (b) continued participation in our health and welfare plans for up to 18 months; and (c) all accrued but unpaid compensation. Subject to limitation to avoid the imposition of the excise tax imposed under the Internal Revenue Code of 1986, if within 90 days of a “change in control” (as defined in the new employment agreement) either Ms. JohnBull’s employment is terminated, or her title, position or responsibilities are materially reduced and she terminates her employment, the Company shall pay and/or provide to her (i) a payment of 150% of her base salary; (ii) continued participation in our health and welfare plans; and (iii) all accrued but unpaid compensation. In the event of death, her estate would be entitled to receive all compensation accrued but not paid as of the termination date, continued participation in our health and welfare plans, and an additional amount based on the maximum bonus she had an opportunity to earn, pro-rated by the number of days elapsed from the start of the fiscal year to the termination date. Ms. JohnBull’s new agreement did not otherwise modify any of the other payments or benefits to which she was entitled under her prior employment agreement in the event of a termination of her employment due to disability, termination without cause or following the expiration of the term of the employment agreement. Pursuant to the employment agreement, Ms. JohnBull remains subject to customary confidentiality, non-solicitation, and non-competition obligations that survive the termination of the agreement.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following exhibit is attached to this Current Report on Form 8-K:

Exhibit Number	Exhibit Title or Description
10.1	Employment Agreement between the Company and Kathryn M. JohnBull

1

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DLH Holdings Corp.

By: /s/ Zachary C. Parker

Name: Zachary C. Parker
Title: Chief Executive Officer and President
Date: July 5, 2017

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EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement between the Company and Kathryn M. JohnBull

3